UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: July 19, 2016

Exact Name of Registrant	Commission	I.R.S. Employer
as Specified in Its Charter	File Number	Identification No.
Hawaiian Electric Industries, Inc.	1-8503	99-0208097
Hawaiian Electric Company, Inc.	1-4955	99-0040500

State of Hawaii
(State or other jurisdiction of incorporation)

1001 Bishop Street, Suite 2900, Honolulu, Hawaii  96813 - Hawaiian Electric Industries, Inc. (HEI)
900 Richards Street, Honolulu, Hawaii  96813 - Hawaiian Electric Company, Inc. (Hawaiian Electric)
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:

(808) 543-5662 - HEI
(808) 543-7771 - Hawaiian Electric

None
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.
On May 18, 2016, Hawaiian Electric and Fortis Hawaii Energy Inc. (Fortis Hawaii), an affiliate of Fortis, Inc. (Fortis), entered into a Fuel Supply Agreement (FSA) whereby Fortis Hawaii intended to sell to Hawaiian Electric liquefied natural gas (LNG) to be produced from the LNG facilities on Tilbury Island in Delta, British Columbia, Canada. Pursuant to the FSA, Fortis Hawaii had arranged, or planned to arrange, for the transportation of gas for delivery to and liquefaction at the Tilbury LNG facilities, including with respect to the transport and delivery of LNG across a jetty at such facilities, for the purchase and storage of LNG at such LNG facilities and for the transportation of LNG to delivery points in Hawaii for the benefit of Hawaiian Electric and its subsidiaries. The FSA was subject to approval by the Public Utilities Commission of the State of Hawaii (PUC) and to the satisfaction of certain conditions precedent, including the consummation of the merger between HEI and NextEra Energy, Inc. (NEE). For a fuller description of the FSA, please refer to Item 1.01 of HEI’s and Hawaiian Electric’s Form 8-K filed on May 19, 2016, which description is incorporated herein by reference.
On July 16, 2016, pursuant to the terms of the Merger Agreement, NEE terminated the Merger Agreement entered into by and between HEI, NEE, NEE Acquisition Sub I, LLC and NEE Acquisition Sub II, Inc. Accordingly, on July 19, 2016, Hawaiian Electric provided notice of termination of the FSA to Fortis Hawaii, effective immediately, and withdrew the application for PUC approval.
Item 8.01 Other Events.
On July 19, 2016, Hawaiian Electric and its subsidiaries withdrew its request for approval from the PUC to commit approximately $341 million to convert existing generating units to use natural gas, and to commit approximately $117 million for containers to support LNG, that was included within the application to the PUC for approval of the FSA. In addition, on July 19, 2016, Hawaiian Electric withdrew its applications to the PUC for a waiver from the competitive bidding process to allow Hawaiian Electric to construct a modern, efficient, combined cycle generation system at the Kahe power plant, and to commit $859 million for such project.
Hawaiian Electric is committed to transitioning to 100% renewable energy in the most cost-effective way possible while ensuring reliable service. Hawaiian Electric will continue to evaluate all options to modernize generation using a cleaner fuel to bring price stability and support adding renewable energy for utility customers.

HEI and Hawaiian Electric intend to continue to use HEI's website, www.hei.com, as a means of disclosing additional information. Such disclosures will be included on HEI's website in the Investor Relations section. Accordingly, investors should routinely monitor such portions of HEI's website, in addition to following HEI's, Hawaiian Electric's and American Savings Bank, F.S.B.'s (ASB's) press releases, SEC filings and public conference calls and webcasts. The information on HEI’s website is not incorporated by reference in this document or in HEI’s or Hawaiian Electric’s SEC filings unless, and except to the extent, specifically incorporated by reference. Investors may also wish to refer to the PUC website at dms.puc.hawaii.gov/dms in order to review documents filed with and issued by the PUC. No information on the PUC website is incorporated by reference in this document or in HEI’s and Hawaiian Electric’s other SEC filings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized. The signature of the undersigned companies shall be deemed to relate only to matters having reference to such companies and any subsidiaries thereof.

HAWAIIAN ELECTRIC INDUSTRIES, INC.	HAWAIIAN ELECTRIC COMPANY, INC.
(Registrant)	(Registrant)
/s/ James A. Ajello	/s/ Tayne S. Y. Sekimura
James A. Ajello	Tayne S. Y. Sekimura
Executive Vice President and	Senior Vice President and
Chief Financial Officer	Chief Financial Officer

Date: July 19, 2016	Date: July 19, 2016

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